UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2020

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.Termination of a Material Definitive Agreement.

On July 6, 2020, Gilead Sciences (“Gilead”) notified Precision BioSciences, Inc. (the “Company”) of its termination of the Collaboration and License Agreement between Gilead and Precision (the “Collaboration and License Agreement”), dated September 10, 2018, as subsequently amended by Amendment No. 1 to the Collaboration and License Agreement (“Amendment No. 1”), dated March 10, 2020 (as amended, the “Agreement”). Pursuant to the termination notice, the Agreement will terminate effective September 4, 2020.  Upon termination, the Company will regain full rights and all data it generated for the in vivo chronic hepatitis B virus program developed under the Agreement.

Pursuant to the terms of the Agreement, the Company and Gilead had agreed to develop genome editing tools using the application of the Company’s pioneering, proprietary ARCUS genome editing platform to target viral DNA associated with the hepatitis B virus. Gilead received an exclusive license to exploit the resulting synthetic nucleases and products that use them to treat the hepatitis B virus in humans, and the Company was entitled to receive up to approximately $40 million in research funding over an initial three year term and milestone payments of up to an aggregate of $445 million, consisting of up to $105.0 million in development milestone payments and up to $340.0 million in commercial milestone payments. The Company was also entitled to receive tiered royalties ranging from the high single digit percentages to the mid-teen percentages on worldwide net sales of the products developed through the term of the Agreement, subject to customary potential reductions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration and License Agreement filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed on March 13, 2019 and Amendment No. 1 filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each of which Collaboration and License Agreement and Amendment No. 1 is incorporated herein by reference.

Item 7.01Regulation FD Disclosure

The Company has updated its corporate deck, which is available on in the “Investors & Media” portion of the Company’s website at https://investor.precisionbiosciences.com.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Precision BioSciences, Inc., dated July 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: July 6, 2020	By:	/s/ Matthew Kane
Matthew Kane
President and Chief Executive Officer